Exhibit 107

Calculation of Filing Fee Tables
FORM S-4
(Form Type)
Kenvue Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Other (2)	1,716,160,000 (1)	N/A	$ 39,779,164,791.00	$0.00011020	$4,383,663.96
	Total Offering Amounts					$ 39,779,164,791.00		$4,383,663.96
	Total Fees Previously Paid							$0.00
	Total Fees Offsets							$0.00
	Net Fee Due							$4,383,663.96
(1)Represents (1) up to 1,533,830,450 shares of common stock, par value $0.01 per share (“Kenvue Common Stock”), of Kenvue Inc., a Delaware corporation (“Kenvue”), being offered in exchange for shares of common stock, par value $1.00 per share (“J&J Common Stock”), of Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”), pursuant to the exchange offer (the “Exchange Offer”) described in the prospectus forming a part of the registration statement filed by Kenvue on Form S-4, with which this exhibit is filed, plus (2) if the Exchange Offer is oversubscribed, up to an additional 182,329,550 shares of Kenvue Common Stock that may be exchanged by Johnson & Johnson in the Exchange Offer pursuant to Rule 13e-4(f)(1)(ii) and Rule 14e-1(b) under the Securities Exchange Act of 1934, as amended.
(2)This maximum aggregate offering price assumes the acquisition of up to 234,685,338 shares of J&J Common Stock in exchange for up to 1,716,160,000 shares of Kenvue Common Stock held by Johnson & Johnson. This maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, is based on the product of (i) $169.50, the average of the high and low prices of J&J Common Stock as reported on the New York Stock Exchange on July 21, 2023 and (ii) 234,685,338, the maximum number of shares of J&J Common Stock to be acquired in the Exchange Offer (based on the indicative exchange ratio of 7.3126 shares of Kenvue Common Stock per share of J&J Common Stock in effect following the close of trading on the New York Stock Exchange on July 21, 2023, based on the daily VWAPs of shares of J&J Common Stock and Kenvue Common Stock on July 19, 20 and 21, 2023).